Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2015, in the Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-201995) and related Prospectus of AVINTIV Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Charlotte, North Carolina

July 10, 2015